ROTH Capital Partners

February 15, 2016

Mr. John Strong
CEO
Adaptive Medias, Inc.
47 Discovery Suite 220
Irvine, CA 92618

RE: Advisory Engagement Agreement

Dear Mr. Strong:

We are pleased to submit this letter agreement (the "Agreement") which confirms the understanding between Adaptive Medias, Inc. (the "Company") and Roth Capital Partners, LLC ("Roth"), pursuant to which the Company has retained Roth as its financial advisor, on the terms and subject to the conditions set forth herein, in connection with an offer by AdSupply, Inc. ("AdSupply"), to acquire all of the outstanding shares of the Company for $35 million, or $1.50 in cash per share (the "Transaction").

1. Scope of Services

In connection with this engagement, Roth shall perform the following services:

(a) perform due diligence, to the extent appropriate, of the business, operations, financial condition and prospects of the Company and advise on the financial terms and the form of consideration offered by the AdSupply in the Transaction;

(b) participate, if requested, in meetings of the Board of Directors of the Company relating to the Transaction;

(c) assist the Company, together with its other advisers, in analyzing, structuring and negotiating the Transaction, including preparing financial analysis and related materials for the Company and preparing all the transaction and disclosure documents in relation to the Transaction;

(d) if requested, provide an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company or its shareholders in the Transaction (the "Fairness Opinion"); and

(e) such other activities as may be mutually agreed to from time-to-time between the Company and Roth.

The Company understands that Roth will not be responsible for rendering legal, accounting or tax advice and agrees to retain its own legal counsel and accountants concerning any necessary legal, accounting and tax matters.

2. Retention

The Company hereby retains Roth as its exclusive financial advisor in connection with the proposed Transaction, subject to Paragraph 4 hereof, for the Engagement Period (as defined below). Roth agrees to use its best efforts to carry out the services set forth in Paragraph 1 above.

3. Compensation for Services

In exchange for the services provided to the Company by Roth, the Company shall pay to Roth fees as follows:

(a) Retainer

Within ten (10) business days of the date of this Agreement, the Company shall pay Roth a non-refundable retainer of $50,000 in cash by wire transfer to an account designated by Roth.

(b) Fairness Opinion

If the Company requests that a Fairness Opinion be issued by Roth for the Transaction and Roth issues a Fairness Opinion, then the Company shall be obligated to pay a fairness opinion fee with respect to each Fairness Opinion issued ("Fairness Opinion Fee"), even if Roth determines that the consideration to be received by the shareholders in the Transaction, as to which an opinion is requested, is not fair from a financial point of view. The Fairness Opinion will be delivered in writing at the request of the Company. The amount of the Fairness Opinion Fee will be $250,000 plus an additional $50,000 upon the delivery of each additional formal affirmation if and as requested by the Company. The Fairness Opinion Fee shall be paid within 10 days of Roth delivering the Fairness Opinion to the Company.

Notwithstanding anything herein to the contrary, Roth acknowledges and agrees that, if requested by the Company or required by law, the Fairness Opinion, together with the underlying analyses, shall be disclosed in any public document relating to a Transaction filed by the Company with any regulatory authority, including the Securities and Exchange Commission, or distributed by the Company to its shareholders in connection therewith.

(c) Advisory Fee

Upon the closing of the Transaction, the Company agrees to pay Roth a cash advisory fee (the "Advisory Fee") equal to $225,000. The Advisory Fee shall be paid in cash at the time of and as a condition to the closing of the Transaction.

(d) Expenses

In addition to compensation payable pursuant to this Section 3, and regardless of whether the Transaction is consummated, the Company shall reimburse Roth for reasonable out-of-pocket expenses incurred by Roth in connection with this engagement, including reasonable fees and disbursements of its counsel limited to $10,000 unless agreed to in advance, which such agreement will not be unreasonably withheld.

4. Term of Engagement

The term of this Agreement shall be for a period equal to the earlier of three (3) months from the date of this Agreement or the closing of the Transaction (the "Engagement Period"), unless extended by the mutual written agreement of both parties.

To the extent this Agreement expires prior to the consummation of a Transaction and within twelve (12) months after expiration the Company consummates the contemplated Transaction, then the Company hereby agrees to pay Roth its full compensation as would have been due under Paragraph 3 of this Agreement as if such Transaction had been consummated prior to expiration hereof. Furthermore, the Company shall continue to be liable to Roth under the indemnification provisions in Paragraph 10 regardless of termination, expiration, or consummation of any Transaction.

5. Advertisements

The Company agrees that after the Closing of a Transaction Roth shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder; provided that Roth shall have submitted a copy of any such proposed advertisement to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed. In addition, Roth agrees that the Company shall have the right to place advertisements in financial and other newspapers and journals or issue a press release at its own expense describing Roth's services to the Company hereunder; provided that the Company shall have submitted a copy of any such proposed advertisement or press release to Roth for its prior approval, which approval shall be due within 24 hours. If Roth fails to provide its approval within 24 hours then the Company has the right to immediately issue its press release.

6. Governing Law and Arbitration

This Agreement shall be governed by the laws of the state of California without regard to principles of conflict or choice of laws. Any controversy arising out of or relating to this Agreement or the alleged breach thereof shall be settled by submission of the matter to arbitration in Los Angeles, California, such arbitration to be in accordance with the rules, then in effect, of the Financial Industry Regulatory Authority (FINRA).

7. Severability

Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

8. Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Third Party Beneficiaries

This Agreement has been and is made solely for the benefit of the Company, Roth and the other Indemnified Persons referred to in Paragraph 10 below and their respective successors and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.

10. Indemnification

The Company agrees to indemnify Roth and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, regardless of whether a Transaction is consummated. This indemnification shall survive any termination of this Agreement.

11. Succession

This Agreement shall be binding upon and inure to the benefit of the Company, Roth, the Indemnified Persons and their respective successors, assigns, heirs and personal representatives.

If the foregoing terms correctly set forth our Agreement, please confirm this by signing and returning to Roth the duplicate copy of this letter. Thereupon this letter, as signed in counterpart, shall constitute our Agreement on the subject matter herein.

ROTH CAPITAL PARTNERS, LLC

By: 2-16-16
Mr. Albert R. Longfield
Managing Director

Confirmed and accepted as of the day first set forth above:

ADAPTIVE MEDIAS, INC.

By:
Mr. John Strong
CEO

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

(Capitalized but undefined terms used in this Appendix I shall have the meaning ascribed to such terms in the Agreement to which this Appendix I is attached)

The Company agrees, subject to the terms of the Agreement, to indemnify and hold harmless Roth and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (Roth and each such person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, foreign law, or otherwise, which are related to or result from the performance by Roth of the services contemplated by or the engagement of Roth pursuant to, this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld) or (ii) to the extent that any loss, claim, damage or liability (a) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party's willful misconduct or gross negligence or (b) relates to any untrue statement or alleged untrue statement of a material fact contained in any writing or statement made by or on behalf of such Indemnified Party specifically for the purpose of inclusion in a registration statement filed with the U.S. Securities and Exchange Commission or a proxy used in connection with a Transaction (the "Specified Information"), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Specified Information. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its subsidiaries or their respective security holders or creditors, related to or arising out of the engagement of Roth pursuant to, or the performance by Roth of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party's willful misconduct or gross negligence or (ii) relates to any untrue statement or alleged untrue statement of a material fact contained in the Specified Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Specified Information. The parties agree at this time that Roth has not provided any Specified Information to the Company.

Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against

the Company, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Company to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

If the indemnification provided for in this Agreement to an Indemnified Party is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Indemnified Party on the other hand, of the Transaction as contemplated whether or not the Transaction is consummated or (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and the Indemnified Party, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Roth of the Transaction as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Transaction bear to the fees paid or to be paid to Roth under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Roth shall not be required to contribute any amount in excess of the amount by which fees paid Roth hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Roth has otherwise been required to pay.

The Company agrees that without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been sought under the indemnification provisions of this Agreement (in which Roth or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse the Indemnified Party on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any judgment or arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitration award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.